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                                                                   EXHIBIT 10.18


                       Dated the 31st day of August, 2000


                                PHARMAPRINT INC.


                                       AND


                        KINGSWAY PHARMAPRINT ASIA LIMITED


                       LICENCE AND DISTRIBUTION AGREEMENT


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THIS LICENCE AND DISTRIBUTION AGREEMENT IS MADE THE 31ST DAY OF AUGUST, 2000.

BETWEEN

(1) PHARMAPRINT INC, a company incorporated under the laws of Delaware, United States of America and having its registered office at 4701 Von Karman Avenue, Suite 201, Newport Beach, CA 92660, U.S.A. ("Party A"); and

(2) KINGSWAY PHARMAPRINT ASIA LIMITED, a company incorporated under the laws of the British Virgin Islands and whose registered office is situate at P.O. Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands ("Party B").


WHEREAS:

(A) Party A is a company that develops, manufactures and markets dietary supplements, functional foods and pharmaceuticals derived from natural plant extracts. Party A is the proprietary owner of the PharmaPrint(TM) Process technology. The PharmaPrint(TM) Process technology enables the precise identification and consistent replication of the active ingredients from the natural plant extracts that are scientifically believed to provide the desired health benefits.

(B) Party A has entered into a joint venture shareholders' agreement with Capital Alert Investments Limited, a company incorporated under the laws of the British Virgin Islands on August 31, 2000 for the formation and operation of Party B.

(C) Party A has agreed to grant to Party B a licence for the manufacturing, marketing and distribution of the Product in the Asia Pacific Region as set forth herein.


NOW IT IS AGREED between the parties as follows:

1.      DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

        "Asia Pacific Region" are countries within Asia Pacific, including but not limited to, Hong Kong, The People's Republic of China, North and South Korea, Japan, Singapore, Taiwan, Macau, Indonesia, Malaysia, Thailand, Vietnam, The Philippines, India, Pakistan, Brunei, Bangladesh, Sri Lanka, Papua New Guinea and Myanmar, Australia and New Zealand.

        "Know-How" means Party A's information and manufacturing directions, drawings, processing information, standards and specifications as to the materials to be used, control methods and test data necessary to manufacture Products.


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        "Patented Technology" means the PharmaPrint(TM) Process technology itemized on Schedule 1.1 hereto including the modifications and updates developed by Party A and its Related Company and as further modified pursuant to clause 16.1. Schedule 1.1 may be amended from time to time as Party A applies for or is issued additional patents.

        "Product" means the dietary supplements, functional foods and pharmaceuticals derived from natural plant extracts produced by Party B or any sublicensee, contractor or other third party using the Patented Technology.

        "Related Company" in respect of a company means its Subsidiary, its Holding Company or another company within the same Group of Companies as the first mentioned company (as those terms are defined in Section 2 of the Companies Ordinance (cap. 32)).

        "Services" means the provision of access rights, maintenance and usage of the Patented Technology to third parties, and training programs.

1.2 In this Agreement, unless the context otherwise requires, words importing a gender shall include every gender and words importing the singular shall include the plural and vice versa.

1.3 Headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

2.      LICENCE AND DISTRIBUTION AGREEMENT

        2.1 Party A hereby assigns, transfers and sets over to Party B all right, title and interest to all patents, registrations and/or applications filed by Party A or its agent in any jurisdiction in the Asia Pacific Region as set forth on Schedule 1.1 (the "Asia Patents"). Party A hereby grants Party B a non-exclusive (subject to Section 9), perpetual, royalty- free (except pursuant to Section 5) and fully-paid license (i) to use, modify, reproduce, display, make, deploy and otherwise exploit the Patented Technology, Know-How and the associated intellectual property rights therein in the manufacturing of the Products, and (ii) to sublicense any of the foregoing rights pursuant to
        Section 14 in any jurisdiction in the Asia Pacific Region (collectively, the "Technology License"), each during the term of this Agreement. Party A hereby grants Party B an exclusive, perpetual, royalty-free (except pursuant to Section 5) and fully-paid license (i) to use the Licensed Marks (as defined in Section 10.2) in the Asia Pacific Region and (ii) to sublicense any of the foregoing rights pursuant to Section 14 in any jurisdiction in the Asia Pacific Region (collectively, the "Trademark License"), each during the term of this Agreement. Party A hereby grants to Party B an exclusive and perpetual right and license to market, promote and distribute ("the Distribution Right") the Product in the Asia Pacific Region on the terms and conditions set out below during the term of this Agreement. Notwithstanding the foregoing, the Technology License, Trademark License and Distribution Right granted in this
        Section 2 (collectively, the "Licenses") shall not include the right to pharmaceutical discovery or development of any Product which


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        would require U.S. Food and Drug Administration approval or any similar
        U.S. government approval process prior to their sale. Party B hereby grants to Party A a perpetual, royalty free non-exclusive and fully paid license to use, modify, reproduce, display, make, deploy and otherwise exploit the Asia Patents and to sublicense any of the foregoing rights subject to the limits provided for herein, including, without limitation, such rights that are granted exclusively to Party B.

3.      PRODUCTS AND SERVICES

3.1 The Licences shall include the right to manufacture, market, promote and distribute the Product manufactured by using the Patented Technology in the Asia Pacific Region and the right to sublicense the Patented Technology and Know-How for the manufacture, marketing, promotion and distribution of Products in the Asia Pacific Region.

3.2 For the avoidance of doubt, Party B shall have the unfettered right subject to the terms and conditions hereof to lay down the terms and conditions for the use of the Patented Technology and Services by customers and charge such fees and conditions as Party B may think fit.

4.      CUSTOMIZATION AND LAUNCHING OF SERVICE

4.1 Party B shall have the right to test the Product, by itself or a qualified person, before the Launch Date to verify that the Product complies with the legal requirements and standards in the Asia Pacific Region.

4.2 Party A and Party B shall discuss from time to time the standard of the Product and seek ways to improve and upgrade the Product.

4.3 Party A shall use reasonable efforts to make all improvements, modifications, enhancements and updates to the Patented Technology and Know-How as Party A reasonably considers necessary, but Party B shall bear and pay all cost for the customization of such improvements, modifications, enhancements and updates for the Asia Pacific Region requested by Party B. Party A shall provide an estimated cost prior to the customization.

4.4 Party A shall provide operating manuals and training to the extent such exist (including update manuals and training) and technical support services to Party B and its staff in a timely manner. Party B shall reimburse Party A for its reasonable costs and expenses associated with providing such training and services, including, without limitation, the per diem salary costs of Party A employees providing requested training and support services and the reasonable expenses for necessary travel.

5.      ROYALTY

        In consideration of the granting of the Licences, Party B agrees to pay a royalty of 5% of the gross sales of Products and 5% of any other revenues generated directly or indirectly


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        from the Patented Technology or Know-How, less reasonable provisions for bad debts computed in accordance with international accounting standards or those generally accepted in Hong Kong and agreed between the parties. The royalty is payable to Party A within 30 days after the end of each calendar quarter (i.e. no later than April 30, July 30, October 30 and January 30).

6.      NAME OF THE PRODUCTS AND SERVICES

        The Product shall be launched under "PharmaPrint" or in such other manner as mutually agreed between the parties.

7.      PROMOTION

        Party B will promote the Product in Hong Kong and other countries or cities within the Asia Pacific Region as Party B shall deem appropriate and as governed by this Agreement.

8.      CUSTOMIZATION FOR OTHER ASIAN MARKETS

        If requested by Party B, Party A shall customize the Product, within a time table and costs mutually agreeable to both parties, for other countries or cities within the Asia Pacific Region in manner as requested by Party B so as to make the Product suitable for market and distribution in such countries or cities. Party B shall have the same right to promote, market and use all such technology and know-how in the same manner as set out above.

9.      EXCLUSIVE AND PERPETUAL RIGHT

9.1 Party B shall have the perpetual, non-exclusive right to use the Patented Technology and Know-How to manufacture the Product during the term hereof and the exclusive and perpetual right and license to market and distribute the Product within the Asia Pacific Region during the term hereof as provided in Section 2 hereof.

9.2 Subject to the proviso in Section 2 hereof, Party A shall not, and shall not permit any other person except Party B during the license period to:

        (a) license in connection with the sale or distribution of Product, the Patented Technology and Know-How or similar technology and know-how to any person or company within the Asia Pacific Region, or

        (b) license in connection with the sale or distribution of Product, any person or company to use the Patented Technology and Know-How or any similar technology and know-how developed by Party A or its Related Companies in the Asia Pacific Region, or


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        (c)     license in connection with the sale or distribution of Product, any person or company to use the Patented Technology and Know-How or any similar technology and know-how developed by Party A or its Related Companies in a way as to compete with Party B's business in the Asia Pacific Region, or

        (d) market and distribute the Product or similar products in the Asia Pacific Region utilizing the Patented Technology and Know-How or any similar technology and know-how in a way as to compete with Party B's business or license any third party to do any of the same.

9.3 Notwithstanding the foregoing, in the event that any third party (a "Manufacturing Licensee") will obtain a license to the Patented Technology, Know-How or similar technology from Party A or its Related Companies for the manufacture of the Products in the Asia Pacific
        Region:

        (a) Party A shall provide to Party B prompt written notice of negotiations with a potential Manufacturing Licensee prior to the date that Party A and such Manufacturing Licensee enter into a definitive agreement(s);

        (b) The shares of such Manufacturing Licensee's capital stock must be listed on the New York Stock Exchange or on the Nasdaq National Market; and

        (c) Any definitive agreement between Party A and a Manufacturing Licensee shall include a provision whereby the Manufacturing Licensee acknowledges (i) that it has no rights to distribute Products in the Asia Pacific Region and (ii) that Party B has the exclusive right to distribute Products in the Asia Pacific Region.

9.4 Notwithstanding the foregoing, a Manufacturing Licensee may enter into subcontracts with entities which do not comply with the requirements contained in Clause 9.3(b) in connection with any such manufacturing license for the manufacture of the Products in the Asia Pacific Region.


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10.     USE OF PARTY A'S TRADEMARKS AND LOGOS

10.1 Party A has the right to use, adopt, incorporate, show and display the name of Party A and all trade marks, service marks, business names and all marks, signs and logos of Party A and its affiliates, including all names, marks, signs and logos which may in the future be used or adopted by Party A and its affiliates for or in connection with the Products or the Services or the promotion or marketing thereof.

10.2 Party B shall during the term hereof have the right to use, adopt, incorporate, show and display the name of Party A, service marks, business names and all marks, signs and logos of Party A as exhibited in
        Schedule 10.2 and future service marks, business names and all marks, signs and logos of Party A from time to time ("the Licensed Mark") for and in connection with the Product and the manufacture, promotion and marketing thereof.

10.3 Party B must not modify or alter the Licensed Mark without the prior written consent of Party A, which consent shall not be withheld unreasonably where such modification or alteration solely relates to the use of the logo in any particular country or city in the Asia Pacific Region in which the Services are provided.

10.4 If any Licensed Mark is modified or altered under clause 10.3, the property in that mark shall be the property of Party B and Party A must assign to Party B all intellectual property rights arising out of the modification or alteration.

11.     QUALITY STANDARDS

11.1 Party A shall establish reasonable quality standards for the Products and Services provided under the Licensed Marks for the purpose of protecting the Licensed Marks as provided herein.

11.2 Party B agrees to adopt the quality standards established by Party A pursuant to Clause 11.1 for the Products and Services provided under the Licensed Marks as the minimum standard of quality for the Products and Services.

11.3 Party B shall have the right to create and distribute promotional and marketing literature and materials for the Products and Services using the Licensed Marks and materials and content provided by Party A. Party A shall have the right to control the quality of all promotional and marketing literature and materials bearing the Licensed Marks and Party B's use of the Licensed Marks.

11.4 Party A shall use reasonable efforts to promptly inform Party B of all of their marketing initiatives and advertising campaigns that would be reasonably likely to significantly affect the Asia Pacific Region for the Products and Services. Upon request by Party B, Party A shall provide copies of their advertising and promotional materials to assist Party B in the development of its own such materials for the Asia Pacific Region.


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11.5    Party A shall as soon as reasonably practicable include an appropriate reference approved by Party B on its internet home page (as well as certain of its advertising and promotional materials as determined in Party A's sole discretion) that the Products and Services in relation to the Asia Pacific Region are being granted and will be available to customers through Party B.

12.     REPRESENTATIONS AND WARRANTIES

12.1    Party A warrants and represents to Party B that:

        (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it has the corporate power and is authorized under its Certificate of Incorporation and its Bylaws to carry on its business as now, and as proposed to be, conducted;

        (b) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder;

        (c) this Agreement has been validly executed and delivered by it and constitutes the valid, binding and enforceable obligations of it in accordance with its terms;

        (d) it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained within the United States to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement;

        (e) except as set forth on Schedule 12 hereto, there are no (A) non-governmental third parties and (B) governmental or regulatory entities in the United States who are entitled to any notice of the transaction, licenses and services contemplated hereunder or whose consent is required to be obtained by Party A for the consummation of the transaction contemplated hereunder;

        (f) except as set forth on Schedule 12 hereto, it is the sole and rightful owner of all right, title and interest in and to the Patented Technology and the Licensed Marks and all related intellectual property rights therein or holds adequate licenses or otherwise holds all rights necessary to use the Patented Technology and the Licensed Marks and all related intellectual property rights therein free and clear of all liens, claims and encumbrances, and it has the unrestricted right to market, license and exploit the Patented Technology and the Licensed Marks and all related intellectual property rights therein and such marketing, licensing and exploitation of the Patented Technology and the Licensed Marks and all related intellectual property rights therein will in no way constitute an infringement or other violation of any patent, copyright, trade secret, or trademark or other third party rights;


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        (g)     except as set forth on Schedule 12 hereto, no claims have been made in respect of the Patented Technology or Licensed Marks and any related intellectual property rights therein and no demands of any third party have been made pertaining to them, and no proceedings have been instituted or are pending or, to the best of its knowledge, threatened that challenge the rights of Party A in respect thereof; and

        (h) All services by Party A to Party B will be provided in a professional, diligent and timely manner using staff knowledgeable and suitably qualified for the performance of the respective tasks for which they are responsible and Party A will use reasonable efforts to ensure that the quality and reliability of such services are no less favorable to Party B than the equivalent services provided by Party A it for its own purposes.

12.2    Party B warrants and represents to Party A that:

        (a) it is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; and it has the corporate power and is authorized under its Articles and Memorandum of Association to carry on its business as now, and as proposed to be, conducted;

        (b) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder;

        (c) this Agreement has been validly executed and delivered by it and constitutes the valid, binding and enforceable obligations of it in accordance with its terms;

        (d) it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained in Hong Kong, as necessary, to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement;

        (e) it is in compliance with all requirements of any Hong Kong, or to the best of its knowledge, any other law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a governmental authority, in each case applicable to or binding upon it or any of its property or to which any of its business related to the Products is subject, except where failure to be in compliance could not reasonably be expected to have a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Party B taken as a whole (subject to obtaining any special governmental licenses required in any particular jurisdiction to manufacture, market, promote and/or distribute the Products);

        (f) there are no (A) non-governmental third parties or (B) governmental or regulatory entities in Hong Kong who are entitled to any notice of the transactions


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                contemplated hereunder or whose consent is required to be
                obtained by Party B for the consummation of the transaction contemplated hereunder; and

        (g) it has the staff, capacity, skill and experience to market and promote the Service and Products in the Asia Pacific Region.

13.     INDEMNIFICATION

13.1 Party A shall defend, indemnify and hold harmless Party B, its Related Companies and any sublicensees and any of their respective officers, directors, agents and employees (each a "Party B Indemnified Party") from and against any damages, liabilities, losses, claims, demands, judgments, suits, costs and expenses, including but not limited to reasonable attorneys' fees, if any, suffered or incurred by a Party B Indemnified Party as a result of any breach of any warranty or representation given by Party A hereunder, provided that (i) Party A is promptly notified of any and all threats, claims and proceedings related thereto, (ii) Party A shall have sole control of the defense and/or settlement of any claim or proceeding, except that Party A may not enter into such settlement without Party B's prior written consent thereto, which shall not be unreasonably withheld, (iii) Party B furnishes to Party A, upon request, information available to Party B for such defense, and (iv) Party B provides Party A with reasonable assistance at Party A's expense.

13.2 Party B shall defend, indemnify and hold harmless Party A and its Related Companies and any of their respective officers, directors, agents and employees (each a "Party A Indemnified Party") from and against any damages, liabilities, losses, claims, demands, judgments, suits, costs and expenses, including but not limited to reasonable attorneys' fees, if any, suffered or incurred by a Party A Indemnified Party as a result of any breach of any warranty or representation given by Party B hereunder.

14.     RIGHT TO SUB-LICENSE

14.1 Party B shall have the exclusive right to sub-license the Patented Technology, KnowHow, Services and Licensed Marks to other persons or companies as necessary or required to distribute Products in the Asia Pacific Region. In addition, Party B shall have the exclusive right to sub-license the Distribution Right of Products to persons or other companies in the Asia Pacific Region only.

14.2    Any sub-licence granted by Party B:

        (a) must expressly acknowledge and bind the sub-licensee to observe and preserve the rights of Party A granted under this Agreement; and

        (b) must terminate immediately if this Agreement terminates for any reason whatsoever.


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        (c)     Party B will ensure that the sub-licensee follows the quality standards set by Party A as per clause 11.1. Party B will include a clause in its sub-license agreement that specifies compulsory quality compliance as part of the agreement for the sub-license.

15.     PARTY B'S RIGHT OF FIRST REFUSAL

        Party A agrees to negotiate in good faith a license agreement with Party B, prior to negotiating with any third party, for any and all new technology and know-how developed by Party A or its Related Company or its joint ventures, its partnerships or similar entities which are not directly related to or derivative of the Patented Technology and which does not constitute an update or modification to the Patented Technology (the "New Technology") for use in the Asia Pacific Region during the term of this Agreement, provided that no third party or partner of Party A that has ownership rights or a license to such New Technology (as a result of its support of the development of such New Technology) objects to such negotiations.

16.     INTELLECTUAL PROPERTY

16.1 To effect the physical transfer and/or operational availability of the Patented Technology by Party A to Party B, Party A shall provide to Party B, as soon as reasonably practicable after the Effective Date (and with respect to any modifications or updates, as soon as reasonably practical but no later than such modifications or updates are delivered to Party A's other customers or partners (joint venture or otherwise)), the Patented Technology in tangible form (including but not limited to those items described in Schedule 1.1). Party A agrees to undertake and provide services related to the Patented Technology and Services pursuant to this Agreement and as further mutually agreed to by the parties. Party A agrees to cooperate and, at the Party B's expense, assist in the filing of all patent applications in the Asia Pacific Region, assign existing patents and patent applications in the Asia Pacific Region, and take such other action for the protection of its rights in any jurisdiction within the Asia Pacific Region as reasonably requested by Party B; and, upon the completion of such registration, such rights shall be deemed to be Patented Technology hereunder. Any modifications or updates to the Patented Technology developed by Party B shall be owned solely by Party B. Party B agrees to negotiate in good faith a license agreement with Party A for any such modifications and updates.

16.2 Except as set forth in clause 16.1, the ownership of the Patented Technology and its modifications and updates shall remain with Party A.

16.3 If the Patented Technology contains any intellectual property belonging to third parties, Party A will notify Party B in writing of such third parties rights.

16.4 Party B will promptly notify Party A of any infringement of Party A's rights in or to the Patented Technology, Product and the Licensed Marks as soon as Party B is aware of such infringement. Party B agrees promptly to take such commercially reasonable steps and actions to protect and enforce Party A's right in or to the Patented Technology,


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        Product and the Licensed Marks on the condition that Party A agrees to pay and indemnify Party B against all costs and liabilities that may be incurred by Party B.

17.     CONFIDENTIALITY

17.1 "Confidential Information" means the confidential information of a party which relates to the subject matter of this Agreement and includes information relating to:

        (a) the design, specification and content of the Patented Technology, the Product and the Services;

        (b) the personnel, policies or business strategies of Party A and Party B; and

        (c) the terms on which the Patented Technology and Product are being supplied and installed under this Agreement;

        all of which information is deemed proprietary.

17.2 A party must not, without the prior written approval of the other party, disclose the other party's Confidential Information.

17.3 It is not a breach of section 17 for a party to disclose Confidential Information which it is obliged by law to disclose to the person to whom it is disclosed or to the general public, if necessary or disclosure of Confidential Information in the ordinary course of a party's business provided such Confidential Information is not proprietary.

17.4 Each party must take all reasonable steps to ensure that its employees and agents, and any sub-contractors engaged for the purposes of this Agreement, do not make public or disclose the other party's Confidential Information.

17.5 Each party may at any time require the other party's employees, agents or sub-contractors engaged in the performance of this Agreement to execute a suitable confidentiality deed.

17.6 Each party must on demand return to each other any documents supplied by each other in connection with this Agreement.

17.7 Despite any other provision of this clause 17, each party may disclose the terms of this Agreement (other than Confidential Information of a technical nature) to its Related Company, solicitors, auditors, insurers or accountants, but must ensure that every person to whom that disclosure is made uses that information solely for the purposes of advising or reporting to such party.

17.8    This clause 17 survives the termination of this Agreement.

18.     MUTUAL EXCLUSIVITY


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        Each party agrees that they will not during the term of this Agreement, engage or approach other third parties with a purpose of licensing, distributing or providing the same or similar type of Patented Technology, in connection with the Product and Services, other than under the provisions of this Agreement.

19.     DEFAULT

19.1    Each of the following is an event of default ("Event of Default"):

        (a) pursuant to the final decision of an arbitrator in accordance with clause 24 (if the Defaulting Party objects to the Notice of Default);

        (b) any party fails to carry out any material provision of this Agreement and the failure is not capable of remedy or the failure is capable of remedy and such party does not remedy that failure within 30 days after written notice to the such party requiring it to be remedied; notwithstanding the foregoing, material breaches of clauses, other than clauses 2, 5, 10, 14 and 17 by Party B, and other than clauses 2, 3, 4, 8, 9, 12.1(f), 12.1(g), 14, 16 and 17 by Party A, shall not be Events of Default;

        (c) it becomes unlawful for any party to perform its material obligations under clauses 2, 5, 9, 10 or 14 of this Agreement.

19.2 After an Event of Default occurs in relation to any party, the other party may, without prejudice to its other rights and remedies, terminate this Agreement by giving notice in writing to the defaulting party; provided, however, that if the Defaulting Party objects to such notice within 14 days, this agreement may be terminated only upon the final decision of an arbitrator in accordance with clause 24.

19.3 On termination of this Agreement under this clause 19.2 each party retains the rights it had against the other party in respect of any past breach, in addition to any other rights, powers or remedies provided by law.

19.4 In case an Event of Default occurs in relation to any party (the "Defaulting Party"), the Defaulting Party must on demand pay to the other party all of the expenses incurred by such other party in connection with the breach or default including the giving of a notice under clause 19.2 and otherwise in connection with the termination of this Agreement.

20.     TERMINATION

20.1 Notwithstanding the foregoing, Party A shall have the right to terminate this Agreement on thirty (30) days prior written notice if (i) the dollar amounts received by Party A under Section 5 hereof in any year, beginning in Party B's second accounting year, are less than US$50,000 or (ii) if for any six month period beginning on that date which is six months after the date hereof Party B is either not actively manufacturing or marketing or distributing Products. Notwithstanding the foregoing, in the event that the dollar amounts


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        received by Party A under Section 5 hereof (i) in the aggregate during the first five years of this Agreement are less than US$500,000 or (ii) in any year, beginning in year six hereunder, are less than US$100,000, then the licenses granted hereunder shall become in all respects non-exclusive.

20.2 If, at any time during the term of this Agreement, Party A: (a) files a voluntary petition in bankruptcy under Chapter 7 or 11 of the United States Bankruptcy Code (the "Bankruptcy Code"); or (b) has an involuntary petition in bankruptcy filed against it under Chapter 7 of the Bankruptcy Code, which petition is not dismissed within ninety (90) days (each a "Party A Bankruptcy"), Party B may elect to retain its right in the licenses granted in this Agreement, subject to the terms of this Agreement, in accordance with Chapter 3, Section 365(n) of the Bankruptcy Code. The licenses granted in this Agreement will be deemed licenses of "intellectual property" under Section 365(n) of the Bankruptcy Code. In addition, in the event of a Party A Bankruptcy, the parties agree that such proceeding shall not affect the terms or validity of this Agreement.

20.3 Upon termination of this Agreement for any reason other than pursuant to clause 19.1(b) by reason of a material breach by Party A or by reason of Party A Bankruptcy, Party B shall automatically and without the parties having to take any action, assign, transfer and set over to Party A all right, title and interest to the Asian Patents. Party B shall agree to execute any and all instruments and documents reasonably requested by Party A to evidence such assignment. Party B will not, without Party A's prior written consent, transfer any interest in the Asian Patents other than the sublicenses contemplated hereunder

21.     LEGAL COSTS

        Each party shall bear and pay its own legal costs relating to the Licence and Distribution Agreement which inure after the date hereof.


22.     SEVERABILITY

        If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction or the parties otherwise mutually agree that a provision is or becomes illegal or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

23.     LAWS

        This Agreement shall be governed and interpreted in accordance with the laws of Hong Kong Special Administrative Region ("Hong Kong") of the People's Republic of China without regard to conflicts of law provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

24.     ARBITRATION

        The parties agree to submit all disputes arising out of the Licence and Distribution Agreement to arbitration in Hong Kong in accordance with the Model Law on International Commercial Arbitration adopted by the United Nations Commission on International Trade Law.

25.     NOTICES

        Any notice required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) transmitted by internationally recognized air courier service, or (c) transmitted by facsimile, in each case to the parties as follows, as elected by the party giving such notice, to the other parties at the addresses set forth on the first page of this Agreement or as amended by notice pursuant to this subsection. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) three (3) Business Days after delivery to the courier, or (iii) the next Business Day in the jurisdiction of the recipient following the date of transmission with electronic confirmation if transmitted by facsimile, whichever shall first occur. Any party may change its address for purposes hereof by notice to the other parties. All notices and other communications shall be in the English language.

26.     ENTIRE AGREEMENT

        This Agreement, and all Attachments, schedules and exhibits hereto, supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

27.     COUNTERPARTS

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF the parties have duly executed this Agreement the day and year first above written.

                                      PHARMAPRINT INC.


                                      By:
                                          -----------------------------------
                                          Steven A. Bowman
                                          Its: Chief Executive Officer


                                      KINGSWAY PHARMAPRINT
                                      ASIA LIMITED

                                      By:
                                         -----------------------------------
                                                      Its:

                                  SCHEDULE 1.1
                               PATENTED TECHNOLOGY

AUSTRALIA

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     28131/97          Issued
Pharmaceutical Grade Echinacea             10/23/98     13634/99          Pending
Pharmaceutical Grade Ginkgo Biloba         10/23/98     13633/99          Pending
Pharmaceutical Grade Ginseng               10/23/98     11183/99          Pending
Pharmaceutical Grade Saw Palmetto,         10/23/98     13635/99          Pending
Serenoa Repens
Pharmaceutical Grade St. John's Wort       10/23/98     13631/99          Pending
Pharmaceutical Grade Valerian, Black       10/23/98     13632/99          Pending
Cohosh, Vitex Agnus-Castus, Bilberry and
Milk Thistle

CANADA

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     2252426           Pending
Pharmaceutical Grade Echinacea             10/23/98     2307614           Pending
Pharmaceutical Grade Garlic                10/23/98     2306812           Pending
Pharmaceutical Grade Ginkgo Biloba         10/23/98     2307194           Pending
Pharmaceutical Grade Ginseng               10/23/98     2307047           Pending
Pharmaceutical Grade Saw Palmetto,         10/23/98     2307602           Pending
Serenoa Repens
Pharmaceutical Grade St. John's Wort       10/23/98     2306818           Pending
Pharmaceutical Grade Valerian, Black       10/23/98     2307399           Pending
Cohosh, Vitex Agnus-Castus, Bilberry and
Milk Thistle

CHINA

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     97195565.4         Published
Pharmaceutical Grade Ginkgo Biloba         10/23/98     PCT/US98/22506     Pending
Pharmaceutical Grade Ginseng               10/23/98     N/A                Pending

EUROPEAN PATENT CONVENT

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------

                                           DATE
                                           ----
Mistletoe Extract and Method               04/13/96     96912546.7         Pending
Pharmaceutical Grade Botanical Drugs       04/15/97     97922474.8         Pending
Pharmaceutical Grade Echinacea             10/23/98     98957358.9         Published
Pharmaceutical Grade Ginkgo Biloba         10/23/98     98957357.1         Published
Pharmaceutical Grade Saw Palmetto,         10/23/98     N/A                Pending
Serenoa Repens
Pharmaceutical Grade St. John's Wort       10/23/98     98957355.5         Pending

HONG KONG

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     N/A                Pending

JAPAN

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Mistletoe Extract and Method               04/3/96      08-531053         Pending
Pharmaceutical Grade Botanical Drugs       04/15/97     09-537454         Pending
Pharmaceutical Grade Ginkgo Biloba         10/23/98     2000-516688       Pending
Pharmaceutical Grade Ginseng               10/23/98     2000-516689       Pending

MEXICO

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     988527            Pending

UNITED STATES

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Preparations Derived from   04/14/95     5,547,674         Issued
European Mistletoe
Pharmaceutical Preparations Derived from   04/14/95     5,565,200         Issued
Korean Mistletoe
Mistletoe Extract and Method               07/14/98     5,780,037         Issued
Pharmaceutical Grade Botanical Drugs       04/15/97     08/838,198        Pending
Pharmaceutical Grade Botanical Drugs       06/2/99      08/632,273        Pending

Pharmaceutical Grade Valerian, Black       12/2/99      09/331,831        Pending
Cohosh, Vitex Agnus-Castus, Bilberry and
Milk Thistle
Pharmaceutical Grade Echinacea             06/23/99     09/331,797        Pending
Pharmaceutical Grade Garlic                06/23/99     09/331,824        Pending
Pharmaceutical Grade Ginkgo Biloba         06/23/99     09/331,827        Pending
Pharmaceutical Grade Saw Palmetto          10/23/97     6,039,950         Issued
Pharmaceutical Grade Saw Palmetto          08/20/99     09/378,774        Pending
Pharmaceutical Grade Saw Palmetto          06/23/99     09/331,832        Pending
Pharmaceutical Grade St. John's Wort       10/23/97     08/956,602        Allowed
Pharmaceutical Grade St. John's Wort       09/23/98     09/159,313        Pending
Standardized Functional Food Products      09/20/99     60/154,842        Pending
Pharmaceutical Grade Ginseng               10/22/98     09/177,702        Pending

                                  SCHEDULE 10.2

                                  LICENSED MARK


        United States:

1.      PharmaPrint: published for opposition.

2. Three Leaf Logo: pending; office action was issued and has been addressed.

3. PharmaPrint Certified: pending; office action was issued and has been addressed.



Canada:

1. Notice of allowance given for PharmaPrint. Need to demonstrate that this mark has been commercially used in Canada to complete the registration.

2. Notice of allowance given for Three Leaf Logo. Need to demonstrate that this mark has been commercially used in Canada to complete the registration.


Japan:

1.      Three Leaf Logo: is registered.

                        2.      PharmaPrint: is registered.

                                   SCHEDULE 12

DISCLOSED MATTERS



Clause 12 (e): Consents to Transaction.

None.


Clause 12(f): Claims and Infringements.

None.


Clause 12(g): Claims and Proceedings.

None.